Financial Results Third Quarter 2022 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “ahead,” “anticipate,” “believe,” “capitalize,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “growth,” “help,” “hope,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “waiting on,” “well-positioned,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: the effects of adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisition, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, adjusted total interest income – FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, provision (benefit) for loan losses, excluding tax refund advance loans, average loans, excluding tax refund advance loans, net charge-offs (recoveries) to average loans, excluding tax refund advance loans, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted effective income tax rate, income before income taxes, excluding tax refund advance loans, income tax provision, excluding tax refund advance loans and net income, excluding tax refund advance loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Third Quarter 2022 Highlights 3 Loans and Deposits  Total portfolio loan balances grew by 5.6% from 2Q22  Growth in franchise finance, single tenant lease financing, SBA and consumer  Total non-maturity deposit balances decreased 4.4% from 2Q22 while CD and brokered deposit balances increased 12.7% Profitability and Capital  ROAA of 0.82%, ROAE of 9.01% and ROATCE of 9.13%1  Adjusted ROAA of 0.83%1, adj. ROAE of 9.12%1 and adj. ROATCE of 9.24%1  TCE / TA of 8.36%1, TBV per share remained stable at $38.34  Repurchased 120,000 common shares under authorized repurchase program Key Operating Trends  NIM of 2.40% and FTE NIM of 2.53%1  Cost of interest-bearing deposits increased 56 bps from 2Q22 to 1.41%  SBA loan sales contributed $2.7 million of fee revenue  Asset quality remained strong with NPAs to total assets of 0.14% Earnings  Diluted EPS of $0.89; adjusted diluted EPS of $0.901  Net income of $8.4 million; adjusted net income of $8.5 million1  Total revenue of $28.3 million 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Loan Portfolio Overview  Total loan portfolio balances increased 5.6% from 2Q22 and 10.9% from 3Q21  Commercial loan balances increased $97.3 million, or 4.0%, compared to 2Q22 – Solid growth in franchise finance, single tenant lease financing and small business lending  Consumer loan balances increased $78.2 million, or 13.2%, compared to 2Q22 – Driven by growth in residential mortgage balances, recreational vehicles and trailers  3Q22 funded portfolio loan origination yields were up 52 bps from 2Q22 4 Loan Portfolio Mix1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2 11% 10% 10% 10% 9% 10% 16% 16% 11% 8% 7% 11%3% 7%1% 2% 4% 4% 4% 2% 4% 11% 17% 13% 9% 22% 26% 24% 20% 21% 19% 38% 34% 34% 31% 30% 28% 2% 2% 2% 4% 6% 7% 9% 7% 6% 6% 6% 5% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,887.7 $3,255.9 2017 2018 2019 2020 2021 3Q22 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

Deposit Composition 5 Total Non-Maturity Deposits - $2.0B as of 9/30/222 Dollars in millions Total Deposits - $3.2B as of 9/30/22 Dollars in millions  Total deposits increased $40.5 million, or 1.3%, compared to 2Q22, and declined 1.0% from 3Q21  Non-maturity deposits decreased $92.6 million, or 4.4%, compared to 2Q22  CD and brokered deposit balances increased $133.2 million, or 12.7%, compared to 2Q22  Cost of interest-bearing deposits increased 56 bps from 2Q22 to 1.41%, driven by the rapid rise in interest rates and heightened competition $142.6 4% $337.8 11% $52.2 2%$501.5 16%$876.6 27% $96.3 3% $1,185.6 37% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market - Consumer Money market - SMB/Commercial BaaS deposits Certificates and brokered deposits $319.6 16% $176.5 9% $747.3 37% $667.6 33% $96.3 5% Commercial Public funds Small business Consumer BaaS 1 Money market – SMB/Commercial includes small business, commercial, CRE and public institutions 2 Total non-maturity deposits excludes CD and brokered non-maturity deposits and includes approximately $100 million of interest-bearing demand deposits that have a contractual term of five years 1

Net Interest Income and Net Interest Margin  Net interest income on a GAAP and FTE basis were both down 6.6% from 2Q22  Strong loan growth was offset by higher funding costs  Loan portfolio yield impacted by lower prepayment fees as well as loan beta lag effect on fixed rate portfolios  Increase in funding costs reflect increased competition and higher wholesale funding rates 6 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 3Q21 FTE Net Interest Income and FTE NIM exclude the impact of $0.8 million in subordinated debt redemption costs Yield on Loans and Cost of Interest-Bearing Deposits Net Interest Margin – GAAP and FTE1 4.04% 4.26% 4.52% 4.31% 4.33% 0.90% 0.84% 0.81% 0.85% 1.41% 3Q21 4Q21 1Q22 2Q22 3Q22 Yield on loans Cost of interest-bearing deposits $20.9 $23.5 $25.8 $25.7 $24.0 $23.1 $24.9 $27.1 $27.1 $25.3 3Q21 4Q21 1Q22 2Q22 3Q22 GAAP FTE 2.00% 2.30% 2.56% 2.60% 2.40% 2.21% 2.43% 2.69% 2.74% 2.53% 3Q21 4Q21 1Q22 2Q22 3Q22 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions 2 2

Net Interest Margin Drivers 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin – FTE1 Linked-Quarter Change Monthly Rate Paid on Int. Bearing Deposits vs. Fed Funds  Linked-quarter FTE NIM decreased 21 bps, due primarily to higher deposit costs and lower prepayment fees, partially offset by higher earning asset yields – Higher new loan origination yields offset by lower prepayment fees, timing of fundings and loan mix – Other earning assets and securities yields increased 167 and 22 bps, respectively, from 2Q22  Deposit costs increased 56 bps from 2Q22 to 1.41% for 3Q22 – Rate increases combined with heightened competition in digital and local markets drove deposit betas higher than 2Q22 experience – Cost of money market accounts increased 79 bps during the quarter – Industry dynamics also drove higher pricing in wholesale deposit markets 0.80% 0.82% 0.80% 0.79% 0.80% 0.96% 1.14% 1.41% 1.70% 0.08% 0.08% 0.33% 0.33% 0.83% 1.58% 2.32% 2.33% 3.08% Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Int. Bearing Deposits Fed Funds Effective +17 bps +3 bps -44 bps 2.74% 2.53% +3 bps

Noninterest Income 8 Dollars in millions Noninterest Income 3Q22 Dollars in millions Noninterest Income  Noninterest income of $4.3 million, consistent with 2Q22 and compared to $7.8 million in 3Q21  Gain on sale of loans of $2.7 million, compared to $2.0 million in 2Q22 and $2.7 million in 3Q21 – SBA loan sale volume increased 34.7% compared to 2Q22; partially offset by lower net gain on sale premiums  Mortgage banking revenue of $0.9 million, compared to $1.7 million in 2Q22 – Interest rate lock and sold loan volumes significantly impacted by the rise in interest rates $0.2 $0.3 $2.7 $0.9 $0.2 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Other $7.8 $7.7 $6.8 $4.3 $4.3 3Q21 4Q21 1Q22 2Q22 3Q22

Noninterest Expense

- Noninterest expense of $18.0 million, consistent with 2Q22
  - Lower salaries and employee benefits due to $0.8 million of nonrecurring items incurred in 2Q22
  - Professional fees lower due mainly to timing of third party loan review and stress testing
  - Higher loan expenses related to growth in franchise finance lending
  - Higher premises and equipment expenses impacted by a $0.1 million write-down of software
- Noninterest expense / average assets remained well below the industry average

Noninterest Expense



Dollars in millions
Core
Non-core items
$14.5
$17.0[1]
$16.3
$18.8[2]
$17.7
$18.0[3]
$17.1
$18.0[4]
$17.9
3Q21
4Q21
1Q22
2Q22
3Q22

Noninterest Expense / Average Assets



Core
Non-core items
1.34%
1.61%[1]
1.55%
1.81%[2]
1.71%
1.76%[3]
1.67%
1.74%[4]
1.73%
3Q21
4Q21
1Q22
2Q22
3Q22

1 4Q21 noninterest expense includes a $0.5 million IT contract termination fee and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix
2 1Q22 noninterest expense includes $0.9 million of nonrecurring consulting fees and $0.2 million of acquisition-related expenses
3 2Q22 noninterest expense includes a $0.5 million discretionary inflation bonus, $0.3 million of accelerated equity compensation and $0.1 million of acquisition-related expenses
4 3Q22 noninterest expense includes a $0.1 million write-down of software

First Internet Bancorp 9

Asset Quality  Allowance for loan losses to total loans of 0.92% in 3Q22, compared to 0.95% in both 2Q22 and 3Q21  Quarterly provision for loan losses was $0.9 million, compared to $1.2 million in 2Q22 and a benefit of $29,000 in 3Q21  Net charge-offs to average loans of 0.02%, compared to 0.04% in 2Q22 – 2Q22 included $0.4 million of net charge-off related to tax refund advance loans1  Nonperforming loans increased $1.5 million from 2Q22 due mainly to SBA loans placed on nonaccrual during the quarter  Delinquencies 30 days or more past due of 0.06%, consistent with 2Q22 10 0.27% 0.26% 0.25% 0.15% 0.18% 3Q21 4Q21 1Q22 2Q22 3Q22 0.21% 0.20% 0.17% 0.11% 0.14% 3Q21 4Q21 1Q22 2Q22 3Q22 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 1Q22 net charge-offs includes a 0.21% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix 3 2Q22 net charge-offs includes a 0.05% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix NPLs / Total Loans NPAs / Total Assets Net Charge-Offs (Recoveries) / Avg. Loans 0.01% -0.01% 0.05% 0.04% 0.02% 3Q21 4Q21 1Q22 2Q22 3Q22 2 3

Capital  Tangible common equity to tangible assets decreased 45 bps to 8.36%1 from 2Q22  Tangible book value per share of $38.34, stable with 2Q221 and up 3.3% from 3Q211  Repurchased 120,000 shares at an average price per share of $36.56 during 3Q22  Aggregate purchase price under the authorized program has been increased to $35.0 million; to date the Company has repurchased $25.1 million 11 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.46% 10.14% Tangible common equity to tangible assets1 8.36% 10.04% Tier 1 leverage ratio 9.49% 11.22% Common equity tier 1 capital ratio 11.72% 13.87% Tier 1 capital ratio 11.72% 13.87% Total risk-based capital ratio 15.73% 14.77% $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $38.34 2015 2016 2017 2018 2019 2020 2021 3Q22 Tangible Book Value Per Share1 Regulatory Capital Ratios – September 30, 20222

20% 19% 18% 9% 7% 27% Retail Trade Accommodation and Food Services Services Manufacturing Construction Other 16% 14% 13% 11% 9% 8% 29% IN MI IL TX CA FL Other Small Business Lending  $113.0 million in balances as of September 30, 2022  There are no loans remaining under the Paycheck Protection Program – $0.2 million of PPP loans forgiven during 3Q22  Continue to build the SBA sales, credit and operations teams in place to support expanded loan production 1312 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry

18% 13% 12% 5%4%4%4% 40% TX CA MI GA IL NC PA Other Franchise Finance  $225.0 million in balances as of September 30, 2022  Focused on providing growth financing to franchisees in a variety of industry segments  Strong historical credit performance to date  Average loan size of $1.0 million 13 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 28% 18% 15% 13% 11% 4% 11% Indoor Recreation Beauty Salons Limited-Service Restaurants Fitness and Recreational Sports Centers Full-Service Restaurants Other Personal Care Services Other 21% 11% 11% 7%5%4% 41% Urban Air Adventure Park My Salon Suite Scooter's Coffee Goldfish Swim School Crunch Fitness F45 Training Other 131

36% 19% 12% 12% 9% 9% 3% Land Subdivision Hotels (except Casino Hotels) and Motels Lessors of Residential Buildings and Dwellings Lessors of Nonresidential Buildings (except Miniwarehouses) Lessors of Miniwarehouses and Self-Storage Units Continuing Care Retirement Communities Other 80% 16% 4% IN AZ OH 42% 35% 23% Commercial Construction/ Development Investor Commercial Real Estate Residential Construction/ Development Construction and Investor Commercial Real Estate  $230.5 million in combined balances as of September 30, 2022  Average current loan balance of $4.3 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $11.3 million – Residential construction/development: $1.1 million 14 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of September 30, 2022, up significantly from 2Q22 – Commercial construction/development: $287.2 million – Residential construction/development: $79.4 million

Single Tenant Lease Financing  $895.3 million in balances as of September 30, 2022  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 47%  Average loan size of $1.3 million 15 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio 28% 20% 20% 11% 6% 6% 6% 3% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Dollar Stores Specialty Retailers Other 7% 5% 5% 4% 4% 4% 3% 3% 2% 2% 61% Burger King Wendy's Red Lobster Caliber Collision Dollar General Bob Evans Walgreens Tidal Wave CVS Taco Bell Other 11% 24% 21% 39% 5%

4% 4% 6% 4% 20% 6% 6% 3%1% 1% 3% 42% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 31% 13% 13% 9% 9% 6% 5% 3% 2%2% 7% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Short term cash flow fin (BAN) - G.O. Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Income Tax supported loans Municipally owned health care facilities Other 56% 6% 5% 5% 4% 3% 3% 3% 15% IN OK NJ IA OH MO MI GA Other Public Finance  $614.1 million in balances as of September 30, 2022  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 16  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

87% 9% 4% Dentists Veterinarians Other79% 16% 4% 1% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $293.7 million in balances as of September 30, 2022  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans  Average loan size of $519,000  No delinquencies in this portfolio 17 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State 17 30% 11% 5% 4%4% 3% 3% 40% CA TX FL NY AZ WA NJ Other

23% 19% 15% 15% 6% 6% 16% Services Manufacturing Real Estate and Rental and Leasing Construction Retail Trade Wholesale Trade Other 47% 33% 5% 2% 1% 12% IN AZ IL FL OH Other 45% 37% 18% C&I - Term Loans Owner Occupied CRE C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $163.4 million in combined balances as of September 30, 2022  Current C&I LOC utilization of 47.7%  Average loan sizes  C&I: $652,000  Owner-occupied CRE: $765,000 18 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry 18

Residential Mortgage  $359.7 million in balances as of September 30, 2022 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $190,000 – Average credit score at origination of 749 – Average LTV at origination of 74%  Strong historical credit performance 19 Concentration by State Concentration by Loan Type State Percentage Indiana 66% California 15% Florida 3% New York 2% Georgia 2% All other states 12% National Portfolio with Midwest Concentration 17% 3% 68% 6% 6% Loan Type Percentage Single Family Residential 82% SFR Construction to Permanent 12% Home Equity – LOC 5% Home Equity – Closed End 1% 19

23% 21% 17% 29% 10% Specialty Consumer  $312.5 million in balances as of September 30, 2022  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 779 – Average loan size of $24,000  Strong historical credit performance Concentration by State Concentration by Loan Type State Percentage Texas 14% California 11% Florida 6% North Carolina 4% Arizona 4% All other states 61% Geographically Diverse Portfolio Loan Type Percentage Trailers 52% Recreational Vehicles 37% Other consumer 11% 201

21 Appendix

Loan Portfolio Composition

Dollars in thousands	2019	2020	2021	1Q22	2Q22	3Q22
Commercial loans						
Commercial and industrial	$ 96,420	$ 75,387	$ 96,008	$ 99,808	$ 110,540	$ 104,780
Owner-occupied commercial real estate	86,726	89,785	66,732	56,752	61,277	58,615
Investor commercial real estate	12,567	13,902	28,019	34,627	52,648	91,021
Construction	60,274	110,385	136,619	149,662	143,475	139,509
Single tenant lease financing	995,879	950,172	865,854	852,519	867,181	895,302
Public finance	687,094	622,257	592,665	587,817	613,759	614,139
Healthcare finance	300,612	528,154	387,852	354,574	317,180	293,686
Small business lending	46,945	125,589	108,666	97,040	102,724	113,001
Franchise finance	-	-	81,448	107,246	168,942	225,012
Total commercial loans	2,286,517	2,515,631	2,363,863	2,340,045	2,437,726	2,535,065
Consumer loans						
Residential mortgage	313,849	186,787	186,770	191,153	281,124	337,565
Home equity	24,306	19,857	17,665	18,100	19,928	22,114
Trailers	146,734	144,493	146,267	148,870	154,555	162,161
Recreational vehicles	102,702	94,405	90,654	93,458	105,876	115,694
Other consumer loans	45,873	36,794	28,557	28,002	32,524	34,657
Tax refund advance loans	-	-	-	9,177	-	-
Total consumer loans	633,464	482,336	469,913	488,760	594,007	672,191
Net def. loan fees, prem., disc. and other [1]	43,566	61,264	53,886	51,975	50,394	48,650
Total loans	**$ 2,963,547**	**$ 3,059,231**	**$ 2,887,662**	**$ 2,880,780**	**$ 3,082,127**	**$ 3,255,906**

1 Includes carrying value adjustments of $33.9 million, $35.4 million, $36.4 million, $37.5 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and December 31, 2020, respectively, and $21.4 million as of December 31, 2019 related to interest rate swaps associated with public finance loans.

FIRST INTERNET BANCORP

22

Reconciliation of Non-GAAP Financial Measures 23 Dollars in thousands 2015 2016 2017 2018 2019 2020 2021 3Q22 Total equity - GAAP $104,330 $153,942 $224,127 $288,735 $304,913 $330,944 $380,338 $360,857 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $99,643 $149,255 $219,440 $284,048 $300,226 $326,257 $375,651 $356,170 Common shares outstanding 4,481,347 6,478,050 8,411,077 10,170,778 9,741,800 9,800,569 9,754,455 9,290,885 Book value per common share $23.28 $23.76 $26.65 $28.39 $31.30 $33.77 $38.99 $38.84 Effect of goodwill (1.04) (0.72) (0.56) (0.46) (0.48) (0.48) (0.48) (0.50) Tangible book value per common share $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $38.34

Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands 3Q21 4Q21 1Q22 2Q22 3Q22 Total equity - GAAP $370,442 $380,338 $374,655 $365,332 $360,857 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $365,755 $375,651 $369,968 $360,645 $356,170 Total assets - GAAP $4,252,292 $4,210,994 $4,225,397 $4,099,806 $4,264,424 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,247,605 $4,206,307 $4,220,710 $4,095,119 $4,259,737 Common shares outstanding 9,854,153 9,754,455 9,683,727 9,404,000 9,290,885 Book value per common share $37.59 $38.99 $38.69 $38.85 $38.84 Effect of goodwill (0.47) (0.48) (0.48) (0.50) (0.50) Tangible book value per common share $37.12 $38.51 $38.21 $38.35 $38.34 Total shareholders' equity to assets 8.71% 9.03% 8.87% 8.91% 8.46% Effect of goodwill (0.10%) (0.10%) (0.10%) (0.10%) (0.10%) Tangible common equity to tangible assets 8.61% 8.93% 8.77% 8.81% 8.36% Total average equity - GAAP $366,187 $376,832 $380,767 $374,274 $371,303 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $361,500 $372,145 $376,080 $369,587 $366,616 Return on average shareholders' equity 13.10% 13.14% 11.94% 10.23% 9.01% Effect of goodwill 0.17% 0.16% 0.15% 0.13% 0.12% Return on average tangible common equity 13.27% 13.30% 12.09% 10.36% 9.13%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	3Q21	4Q21	1Q22	2Q22	3Q22
Total interest income	$33,034	$34,192	$36,034	$36,106	$39,099
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,356	1,348	1,314	1,377	1,280
Total interest income - FTE	$34,390	$35,540	$37,348	$37,483	$40,379
Total interest income - FTE	$34,390	$35,540	$37,348	$37,483	$40,379
Adjustments:					
Income from tax refund advance loans	-	-	(2,864.00)	(149)	-
Adjusted total interest income - FTE	$34,390	$35,540	$34,484	$37,334	$40,379
Net interest income	$20,919	$23,505	$25,750	$25,680	$23,994
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,356	1,348	1,314	1,377	1,280
Net interest income - FTE	$22,275	$24,853	$27,064	$27,057	$25,274
Net interest income	$20,919	$23,505	$25,750	$25,680	$23,994
Adjustments:					
Subordinated debt redemption cost	810.00	-	-	-	-
Income from tax refund advance loans	-	-	(2,864)	(149)	-
Adjusted net interest income	$21,729	$23,505	$22,886	$25,531	$23,994
Net interest income	$20,919	$23,505	$25,750	$25,680	$23,994
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,356	1,348	1,314	1,377	1,280
Subordinated debt redemption cost	810.00	-	-	-	-
Income from tax refund advance loans	-	-	(2,864)	(149)	-
Adjusted net interest income - FTE	$23,085	$24,853	$24,200	$26,908	$25,274
Net interest margin	2.00%	2.30%	2.56%	2.60%	2.40%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.13%	0.13%	0.14%	0.13%
Net interest margin - FTE	2.13%	2.43%	2.69%	2.74%	2.53%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

25

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	3Q21	4Q21	1Q22	2Q22	3Q22
Net interest margin	2.00%	2.30%	2.56%	2.60%	2.40%
Adjustments:					
Effect of subordinated debt redemption cost	0.08%	0.00%	0.00%	0.00%	0.00%
Effect of income from tax refund advance loans	0.00%	0.00%	(0.28%)	(0.02%)	0.00%
Adjusted net interest margin	2.08%	2.30%	2.28%	2.58%	2.40%
Net interest margin	2.00%	2.30%	2.56%	2.60%	2.40%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.13%	0.13%	0.14%	0.13%
Effect of subordinated debt redemption cost	0.08%	0.00%	0.00%	0.00%	0.00%
Effect of income from tax refund advance loans	0.00%	0.00%	(0.28%)	(0.02%)	0.00%
Adjusted net interest margin - FTE	2.21%	2.43%	2.41%	2.72%	2.53%
Provision (benefit) for loan losses	$ (29)	$ (238)	$ 791	$ 1,185	$ 892
Adjustments:					
Provision for tax refund advance loans losses	-	-	(1,842)	(18)	-
Provision (benefit) for loan losses, excluding tax refund advance loans	$ (29)	$ (238)	$ (1,051)	$ 1,167	$ 892
Average loans	2,933,654	2,914,858	2,947,924	2,998,144	3,161,850
Adjustments:					
Average tax refund advance loans	-	-	(60,499)	(3,185)	-
Average loans, excluding tax refund advance loans	2,933,654	2,914,858	2,887,425	2,994,959	3,161,850
Net charge-offs (recoveries) to average loans	0.01%	(0.01%)	0.05%	0.04%	0.02%
Adjustments:					
Effect of tax refund advance loans net charge-offs to average loans	0.00%	0.00%	(0.21%)	(0.05%)	0.00%
Net charge-offs (recoveries) to average loans, excluding tax refund advance loans	0.01%	(0.01%)	(0.16%)	(0.01%)	0.02%
Allowance for loan losses	$28,000	$27,841	$28,251	$29,153	$29,866
Loans	$2,936,148	$2,887,662	$2,880,780	$3,082,127	$3,255,906
Adjustments:					
PPP loans	(14,981)	(3,152)	(1,003)	(194)	-
Loans, excluding PPP loans	$2,921,167	$2,884,510	$2,879,777	$3,081,933	$3,255,906
Allowance for loan losses to loans	0.95%	0.96%	0.98%	0.95%	0.92%
Effect of PPP loans	0.01%	0.01%	0.00%	0.00%	0.00%
Allowance for loan losses to loans, excluding PPP loans	0.96%	0.97%	0.98%	0.95%	0.92%

1 Assuming a 21% tax rate

First Internet Bancorp

26

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	3Q21	4Q21	1Q22	2Q22	3Q22
Noninterest expense	$14,451	$16,955	$18,780	$17,985	$17,995
Adjustments:					
Acquisition-related expenses	-	(163)	(170)	(103)	-
Write-down of software	-	(475)	-	-	(125)
Nonrecurring consulting fee	-	-	(875)	-	-
Discretionary inflation bonus	-	-	-	(531)	-
Accelerated equity compensation	-	-	-	(289)	-
Adjusted noninterest expense	$14,451	$16,317	$17,735	$17,062	$17,870
Noninterest expense to average assets	1.34%	1.61%	1.81%	1.76%	1.74%
Effect of acquisition-related expenses	0.00%	(0.02%)	(0.02%)	(0.01%)	0.00%
Effect of write-down of software	0.00%	(0.04%)	0.00%	0.00%	(0.01%)
Effect of nonrecurring consulting fee	0.00%	0.00%	(0.08%)	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	(0.05%)	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	(0.03%)	0.00%
Adjusted noninterest expense to average assets	1.34%	1.55%	1.71%	1.67%	1.73%
Income before income taxes - GAAP	$14,310	$14,482	$12,999	$10,824	$9,423
Adjustments:					
Gain on sale of premises and equipment	-	-	-	-	-
Subordinated debt redemption cost	810	-	-	-	-
Acquisition-related expenses	-	163	170	103	-
Effect of write-down of software	-	475	-	-	125
Nonrecurring consulting fee	-	-	875	-	-
Discretionary inflation bonus	-	-	-	531	-
Accelerated equity compensation	-	-	-	289	-
Adjusted income before income taxes	$15,120	$15,120	$14,044	$11,747	$9,548

First Internet Bancorp

27

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	3Q21	4Q21	1Q22	2Q22	3Q22
Income tax provision - GAAP	$ 2,220	$ 2,004	$ 1,790	$ 1,279	$ 987
Adjustments:[1]					
Gain on sale of premises and equipment	-	-	-	-	-
Subordinated debt redemption cost	170	-	-	-	-
Acquisition-related expenses	-	34	36	21	-
Write-down of software	-	100	-	-	26
Nonrecurring consulting fee	-	-	184	-	-
Discretionary inflation bonus	-	-	-	112	-
Accelerated equity compensation	-	-	-	61	-
Adjusted income tax provision	$ 2,390	$ 2,138	$ 2,010	$ 1,473	$ 1,013
Net income - GAAP	$12,090	$12,478	$11,209	$9,545	$8,436
Adjustments:					
Gain on sale of premises and equipment	-	-	-	-	-
Subordinated debt redemption cost	640	-	-	-	-
Acquisition-related expenses	-	129	134	82	-
Write-down of software	-	375	-	-	99
Nonrecurring consulting fee	-	-	691	-	-
Discretionary inflation bonus	-	-	-	419	-
Accelerated equity compensation	-	-	-	228	-
Adjusted net income	$12,730	$12,982	$12,034	$10,274	$8,535
Diluted average common shares outstanding	9,988,102	9,989,951	9,870,394	9,658,689	9,525,855
Diluted earnings per share - GAAP	$ 1.21	$ 1.25	$ 1.14	$ 0.99	$ 0.89
Adjustments:					
Effect of gain on sale of premises and equipment					
Effect of subordinated debt redemption cost	0.06	-	-	-	-
Effect of acquisition-related expenses	-	0.01	0.01	0.01	-
Effect of write-down of software	-	0.04	-	-	0.01
Effect of nonrecurring consulting fee	-	-	0.07	-	-
Effect of discretionary inflation bonus	-	-	-	0.04	-
Effect of accelerated equity compensation	-	-	-	0.02	-
Adjusted diluted earnings per share	$1.27	$1.30	$1.22	$1.06	$0.90

1 Assuming a 21% tax rate

First Internet Bancorp

28

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	3Q21	4Q21	1Q22	2Q22	3Q22
Return on average assets	1.12%	1.19%	1.08%	0.93%	0.82%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.06%	0.00%	0.00%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.01%	0.01%	0.01%	0.00%
Effect of write-down of software	0.00%	0.04%	0.00%	0.00%	0.01%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.07%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.04%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.02%	0.00%
Adjusted return on average assets	1.18%	1.24%	1.16%	1.00%	0.83%
Return on average shareholders' equity	13.10%	13.14%	11.94%	10.23%	9.01%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.69%	0.00%	0.00%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.14%	0.14%	0.09%	0.00%
Effect of write-down of software	0.00%	0.39%	0.00%	0.00%	0.11%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.74%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.45%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.24%	0.00%
Adjusted return on average shareholders' equity	13.79%	13.67%	12.82%	11.01%	9.12%
Return on average tangible common equity	13.27%	13.30%	12.09%	10.36%	9.13%
Effect of gain on sale of premises and equipment	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.70%	0.00%	0.00%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.14%	0.14%	0.09%	0.00%
Effect of write-down of software	0.00%	0.40%	0.00%	0.00%	0.11%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.75%	0.00%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.45%	0.00%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.25%	0.00%
Adjusted return on average tangible common equity	13.97%	13.84%	12.98%	11.15%	9.24%
Effective income tax rate	15.5%	13.8%	13.8%	11.8%	10.5%
Effect of gain on sale of premises and equipment	0.0%	0.0%	0.0%	0.0%	0.0%
Effect of subordinated debt redemption cost	0.3%	0.0%	0.0%	0.0%	0.0%
Effect of acquisition-related expenses	0.0%	0.1%	0.3%	0.2%	0.3%
Effect of write-down of software	0.0%	0.2%	0.0%	0.0%	0.0%
Effect of nonrecurring consulting fee	0.0%	0.0%	1.3%	0.0%	0.0%
Effect of discretionary inflation bonus	0.0%	0.0%	0.0%	1.0%	0.0%
Effect of accelerated equity compensation	0.0%	0.0%	0.0%	0.6%	0.0%
Adjusted effective income tax rate	15.8%	14.1%	15.4%	13.6%	10.8%

FIRST INTERNET BANCORP

29

Reconciliation of Non-GAAP Financial Measures 30 1 Assuming a 21% tax rate Dollars in thousands 3Q21 4Q21 1Q22 2Q22 3Q22 Income before income taxes - GAAP 14,310$ 14,482$ 12,999$ 10,824$ 9,423$ Adjustments: Income from tax refund advance loans - - (2,864) (149) - Provision for tax refund advance loans losses - - 1,842 18 - Tax refund advance loans servicing fee - - 921 9 - Income before income taxes, excluding tax refund advance loans 14,310$ 14,482$ 12,898$ 10,702$ 9,423$ Income tax provision - GAAP 2,220$ 2,004$ 1,790$ 1,279$ 987$ Adjustments:1 Income from tax refund advance loans - - (601) (31) - Provision for tax refund advance loans losses - - 387 4 - Tax refund advance loans servicing fee - - 193 2 - Income tax provision, excluding tax refund advance loans 2,220$ 2,004$ 1,769$ 1,254$ 987$ Net income - GAAP $12,090 $12,478 $11,209 $9,545 $8,436 Adjustments: Income from tax refund advance loans - - (2,263) (118) - Provision for tax refund advance loans losses - - 1,455 14 - Tax refund advance loans servicing fee - - 728 7 - Net income, excluding tax refund advance loans 12,090$ 12,478$ 11,129$ 9,448$ 8,436$